                                                                     EXHIBIT 5.1


                       [Letterhead of Baker Botts L.L.P.]


December 7, 2001

Reliant Resources, Inc.
1111 Louisiana
Houston, Texas  77002

Ladies and Gentlemen:

                  As set forth in the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Reliant Resources, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to up to 800,000 shares (the "Shares") of common stock, par value $.001 per share, of the Company (the "Common Stock") and associated rights to purchase Series A Preferred Stock, par value $.001 per share, of the Company (the "Rights"), which may be offered and sold from time to time pursuant to the Reliant Resources, Inc. Union Savings Plan (the "Plan"), certain legal matters in connection with the Shares subject to original issuance by the Company and the Rights associated therewith are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                  In our capacity as your counsel in the connection referred to above, we have examined the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date, and the Rights Agreement, effective as of January 15, 2001, between the Company and JPMorgan Chase Bank (successor to The Chase Manhattan Bank), as Rights Agent (the "Rights Agreement"), and have examined originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments or documents, as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

                  On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

                  1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

                  2. In the case of Shares originally issued by the Company pursuant to the terms of the Plan, such Shares will have been duly authorized by all necessary corporate action on the part of the Company. Upon issuance and delivery of such Shares from time to time in accordance with the terms of the Plan for the consideration established by the Plan, such Shares will be validly issued, fully paid and nonassessable.

                  3. The issuance of the Rights associated with the Shares referred to in paragraph 2 above has been duly authorized by all requisite corporate action on the part of the Company and, upon issuance from time to time in connection with the issuance of the associated Shares as provided in paragraph 2 above and in accordance with the terms of the Rights Agreement, the Rights associated with such Shares will be validly issued.

                  The opinion set forth in paragraph 3 above is limited to the valid issuance of the Rights under the General Corporation Law of the State of Delaware. In this connection, we do not express any opinion herein on any other aspect of the Rights, the effect of any equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or the issuance of the Rights, the enforceability of any particular provisions of the Rights Agreement, or the provisions of the Rights Agreement which discriminate or create unequal voting power among stockholders.

                  This opinion is limited to the original issuance of Shares and Rights by the Company and does not cover shares of Common Stock and related Rights delivered by the Company out of shares and related Rights reacquired by it.

                  We are members of the Texas Bar and the opinions set forth above are limited in all respects to the laws of the State of Texas and the General Corporation Law of the State of Delaware each as in effect on the date hereof.

                                    Very truly yours,

                                    BAKER BOTTS L.L.P.